Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 6, 2013 (except for Note 13, as to which the date is October 30, 2013), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-191643) and related Prospectus of Trevena, Inc. for the registration of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 28, 2014